Exhibit 99.3

GUILFORD PHARMACEUTICALS INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE

SPECIAL MEETING OF STOCKHOLDERS ON SEPTEMBER 29, 2005

By signing on the reverse side, the undersigned revokes all prior proxies and appoints Dean J. Mitchell, William F. Spengler and Asher M. Rubin, and each of them, as proxies, each with full power of substitution, acting jointly or by any of them, to vote and act with respect to all shares of common stock in Guilford Pharmaceuticals Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at 10:00 a.m., local time, on September 29, 2005 at 6411 Beckley Street, Baltimore, Maryland 21224, or any adjournment, postponement, continuation or rescheduling thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement/prospectus furnished herewith, subject to the directions indicated on the reverse side of this card, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting instructions are not given with respect to matters to be acted upon and the signed card is returned, the proxies will vote in accordance with the directors’ recommendations provided on the reverse and at their discretion on any matters that may properly come before the meeting.

Your shares of common stock will be voted as you specify. If no choice is specified, your shares will be voted FOR Proposals 1 and 2, and in the discretion of the proxy holder on any other matters which may properly come before the Special Meeting of Stockholders and on any adjournment, postponement, continuation or rescheduling of the meeting. If you do not sign and return a proxy, or attend the meeting and vote by ballot, shares that you own cannot be voted.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF STOCKHOLDERS OF

GUILFORD PHARMACEUTICALS INC.

September 29, 2005

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

The Board of Directors recommends a vote FOR Proposals 1 and 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

FOR AGAINST ABSTAIN

1. To adopt the Agreement and Plan of Merger by and among Guilford Pharmaceuticals Inc., MGI PHARMA, Inc. and Granite Acquisition, Inc., dated July 20, 2005, pursuant to which Granite Acquisition, Inc. will merge with and into Guilford and Guilford will become a wholly owned subsidiary of MGI PHARMA, INC.

2. To authorize the proxies to vote to adjourn the Special Meeting of Stockholders, in their sole discretion, for the purpose of soliciting additional votes for Proposal 1.

The undersigned acknowledges receipt from Guilford Pharmaceuticals Inc. prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and a proxy statement/prospectus dated August 26, 2005.

The Board of Directors knows of no other matters that are to be presented at the Special Meeting of Stockholders.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.